Exhibit 99.1

PJT Partners Inc. Enters into Agreement to Acquire CamberView

>	Enhances shareholder advisory capabilities and expertise in complex shareholder matters

New York, August 28, 2018: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) announced today that it entered into an agreement to acquire CamberView Partners Holdings, LLC (“CamberView”), a leading advisory firm providing independent advice to assist public company boards of directors and management teams in building strong and successful relationships with investors. CamberView has extensive experience advising clients in all aspects of corporate governance and shareholder activism, including contested situations. The CamberView team has an unparalleled depth of institutional client insight, bringing many years of leadership experience from some of the largest index, actively managed and pension funds as well as governance advisory firms.

CamberView was founded in 2012 with headquarters in San Francisco and offices in New York and London, and serves clients globally with a team of more than 40 professionals. The firm has advised more than 180 public companies across a broad range of industries, including nearly half of the Fortune 100.

Paul J. Taubman, Chairman and Chief Executive Officer of PJT Partners, said, “We are pleased to welcome the CamberView team into PJT Partners. CamberView’s deep experience and expertise in shareholder and governance matters significantly expands our ability to serve clients. CamberView shares a commitment to integrity, collaboration and best-in-class client service, which is at the heart of our firm.”

Under the terms of the acquisition agreement, the Company will acquire 100% ownership of CamberView in exchange for total consideration of approximately $165 million, comprised of approximately $100 million of equity in a combination of Class A common stock and partnership units and $65 million of cash, subject to net working capital and other adjustments as set forth in the agreement.

Abe M. Friedman, Chief Executive Officer and a founder of CamberView, said, “We are excited to become a part of PJT Partners, which will enable us to provide our clients access to a fuller suite of advisory capabilities. PJT Partners shares an intense focus on providing the highest integrity client service and our mutual commitment to an entrepreneurial culture of collaboration will ensure a smooth transition and enhance our service to clients.”

Ignacio Jayanti, Managing Partner of Corsair Capital LP, CamberView’s largest investor, said, “This transaction provides CamberView’s world class team access to increased resources, expertise and scale to expand its service offering to clients and accelerate long-term growth. This combination brings together

Media Relations: Steve Frankel / Jonathan Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com two businesses with proven track records of successfully advising blue chip companies globally. Corsair is looking forward to becoming a shareholder in PJT Partners.”

The transaction is subject to receipt by PJT Partners of applicable regulatory approvals and other customary conditions, and is expected to close early in the fourth quarter of 2018.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

About CamberView

CamberView is the leading provider of investor-led advice to public companies on engagement and shareholder relations, activism and contested situations, sustainability and complex corporate governance matters. CamberView helps its clients succeed by providing unique insight into investors’ perspectives on long-term value creation, interpreting the evolving governance landscape and creating proactive strategies to stay ahead of investor challenges.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. Except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

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